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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2007
GENEMEN INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-135352 (Commission File Number)	20-2471612 (IRS Employer Identification No.)
3702 South Virginia Street, Suite G12-401 Reno, Nevada		89502-6030
Registrant's telephone number, including area code: (250) 885-7678
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective on December 10, 2007, Maddox Ungar Silberstein, PLLC, Certified Public Accountants, have been retained to provide Auditors’ Reports on the annual financial statements of the Company for the fiscal year ended May 31, 2008, and to conduct review engagements on the Company’s non-annual quarterly financial statements on an ongoing basis thereafter. The change of accountant was approved by majority consent of the board of directors. We have contacted our former accountant, Dale Matheson Carr Hilton Labonte LLP, Chartered Accountants, for dismissal of their services and there are no disagreements between us and our former accountant, Dale Matheson Carr Hilton Labonte LLP, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their report from our inception to December 10, 2007. The former accountant’s report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty, auditing scope or accounting principles.

Prior to engaging the new accountant, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

We have provided Dale Matheson Carr Hilton Labonte LLP with a copy of the disclosure provided within this caption of this report and they have advised the Commission as to whether they agree or disagree with the disclosure made herein.

A copy of their response is attached hereto and incorporated herein by this reference. Section item 9.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description
3(i)*	Articles of Incorporation
3(ii)*	Bylaws
16	Letter from Dale Matheson Carr Hilton Labonte LLP

* Filed as an Exhibit to the Company’s Registration Statement on Form SB-2 dated June 26, 2006 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2007
(Signature)	Genemen Inc. By: /s/ "Qiaozhen Chen" Qiaozhen Chen President and Director